UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 21, 2008
NUANCE COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27038 (Commission File Number)	94-3156479 (IRS Employer Identification No.)

1 Wayside Road
Burlington, Massachusetts 01803
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (781) 565-5000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURE
Ex-99.1 Employee Stock Purchase Plan

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On April 21, 2008, Nuance Communications, Inc. (the “Company”) held its annual meeting of stockholders. At the meeting, the Company’s stockholders approved, among other things the amendment and restatement of the Company’s 1995 Employee Stock Purchase Plan (the “ESPP Plan”). The amended and restated ESPP Plan includes, among other things, the following amendments: (1) an increase in the number of shares authorized for issuance under the ESPP Plan by 3,000,000 shares and (2) a change to the definition of eligible compensation to eliminate commissions from the definition. A copy of the amended and restated ESPP Plan is attached hereto as Exhibit 99.1. A more extensive discussion of the terms of the amended and restated ESPP Plan is set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 4, 2008.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired

Not Applicable

(b)	Pro Forma Financial Information

Not Applicable

(c)	Shell Company Transactions

Not Applicable

(d)	Exhibits
99.1	Amended and Restated 1995 Employee Stock Purchase Plan

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUANCE COMMUNICATIONS, INC.

Date: April 25, 2008	By:	/s/ James R. Arnold, Jr.

James R. Arnold, Jr.
Chief Financial Officer